FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP

ANNOUNCES EARNINGS FOR THE THIRD QUARTER

October 21, 2009-Honesdale, PA

William W. Davis, Jr. President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market-NWFL) and its subsidiary, Wayne Bank announced earnings for the three months ended September 30, 2009 of $1,775,000. This represents an increase of $183,000, or 11.5%, over the $1,592,000 earned in the similar period of 2008. Earnings per share (fully diluted) were $.64 in the 2009 period, increasing from the $.58 earned in the similar period in 2008. Annualized return on average assets for the three months ended September 30, 2009 was 1.40% with an annualized return on average equity of 11.25%. Net income for the nine months ended September 30, 2009 totaled $5,261,000, an increase of $169,000 or 3.3% over the $5,092,000 earned in the similar period of 2008. Earnings per share (fully diluted) for the nine months ended September 30, 2009 totaled $1.90 per share compared to $1.84 per share in the 2008 period.

Total assets as of September 30, 2009 were $514.9 million with loans receivable of $359.5 million, deposits of $382.9 million and stockholders’ equity of $63.7 million. Total assets have increased $16.2 million, as compared to September 30, 2008.

Loans receivable increased $18.3 million or 5.4% from September 30, 2008. The increase was centered in the commercial loan portfolio, principally real estate related, which increased $18.4 million. The Company experienced a significant volume of residential mortgage activity in 2009, principally refinancing. In 2009, the Company sold $21.6 million of fixed-rate residential mortgages, mostly with 30 year terms, for purposes of interest rate risk management.

Non-performing assets, which includes non-performing loans and foreclosed real estate, totaled $3,739,000 and represented .73% of total assets as of September 30, 2009 compared to $2,747,000 as of December 31, 2008 and $2,928,000 as of September 30, 2008. The increase was principally related to one home equity loan in which the Company is in a first lien position and two loans to a land developer. Net charge-offs were $51,000 for the quarter and totaled $155,000 for the nine months ended September 30, 2009 compared to $36,000 and $65,000, respectively, for the similar periods in 2008. The provision for loan losses totaled $140,000 and $585,000 for the three and nine month periods ended September 30, 2009, respectively, compared to $130,000 and $315,000, respectively, for the similar periods in 2008. The allowance for loan losses totaled $4,663,000 as of September 30, 2009 and represented 1.30% of total loans, increasing from $4,331,000 as of September 30, 2008 and 1.27% of total loans.

For the three months ended September 30, 2009, net interest income, on a fully taxable equivalent basis (fte), totaled $4,973,000, compared to $4,932,000 for the similar period in 2008. Net interest margin (fte) for the 2009 period was 4.07% compared to 4.21% for the similar period in 2008. The decrease in net interest margin was principally due to lower short-term asset yields and an increase in non-performing loans on which no interest is accrued. This was partially offset by a decrease of 46 basis points in the cost of funds. Net interest income (fte) for the nine months ended September 30, 2009 totaled $14,837,000, an increase of $688,000, or 4.9%, over the similar period in 2008. Net interest margin (fte) year to date for the 2009 period was 4.08% compared to 4.06% in 2008.

Other income for the three months ended September 30, 2009 totaled $1,018,000 compared to $973,000 for the similar period in 2008. The increase was principally due to a $90,000 in gain on the sales of investment securities compared to a $27,000 loss in

2008. For the nine months ended September 30, 2009, other income totaled $3,467,000 compared to $3,197,000 in the 2008 period. Gains on the sales of investment securities totaled $423,000 on sales of $14.7 million for the 2009 period compared to $18,000 in losses in the 2008 period. The Company also had a $150,000 gain on the sale of deposits related to a branch closure in the 2009 period. The 2009 period includes $296,000 in gains on the sales of $21.6 million of mortgage loans and servicing rights compared to $486,000 in similar gains on sales of $14.4 million of mortgage loans and servicing rights in the 2008 period.

Other expenses totaled $3,174,000 for the three months ended September 30, 2009, compared to $3,361,000 in the similar period of 2008. The decrease was principally related to a lower level of foreclosed real estate costs which totaled $130,000 in the 2009 period and $519,000 for the 2008 period. This was partially offset by higher FDIC insurance assessments of $133,000 in the 2009 period due to general increases in the assessment rate, compared to $25,000 for the similar period in 2008. For the nine months ended September 30, 2009, other expenses total $9,769,000 compared to $9,294,000 for the similar period in 2008, an increase of $475,000. The increase was principally due to higher FDIC insurance assessments which increased $579,000 including the special assessment of $225,000. This was partially offset by a lower level of foreclosed real estate costs which totaled $148,000 in the 2009 period and $571,000 in 2008.

Mr. Davis commented, “Even though we are operating in a very challenging economic environment our core earnings are strong, net interest margin is over 4.00% and our capital levels are at the top of our peer group. We will maintain our focus on credit quality and work diligently to resolve our problem loans during the remainder of 2009 as we have seen an increase in our loan delinquencies. Loan quality issues are directly attributable to higher unemployment and a soft real estate market.”

Norwood Financial Corp., through its subsidiary Wayne Bank, operates eleven offices in Wayne, Pike and Monroe Counties, Pennsylvania. The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

Forward-Looking Statements. The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and therefore readers should not place undue reliance on any forward looking statements. Those risks and uncertainties include changes in the absolute and relative levels of interest rates, the ability to control costs and expenses, demand for real estate, general economic conditions and the effectiveness of governmental responses thereto. Norwood Financial Corp. does not undertake and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure. Tax-equivalent net interest income is derived from GAAP using an assumed tax rate of 34%. We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice. The following reconciles net interest income to net interest income on a fully taxable basis:

	Three months ended		Nine months ended
(dollars in thousands)	September 30		September 30
	2009	2008	2009	2008
Net interest income	$4,766	$4,776	$14,282	$13,674
Tax equivalent basis adjustment using 34% marginal tax rate	207	156	555	475
Net interest income on a fully taxable equivalent basis	$4,973	$4,932	$14,837	$14,149

Contact:	Lewis J. Critelli
Executive Vice President, Secretary &
Chief Financial Officer
NORWOOD FINANCIAL CORP
570-253-8512
www.waynebank.com

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets

(dollars in thousands, except share data)

(unaudited)

	September 30
	2009	2008
ASSETS
Cash and due from banks	$8,769	$9,277
Interest bearing deposits with banks	280	74
Federal funds sold	3,000	450
Cash and cash equivalents	12,049	9,801

Securities available for sale	126,349	128,287
Securities held to maturity, fair value 2009: $725 2008: $724	708	706
Loans receivable (net of unearned Income)	359,482	341,217
Less: Allowance for loan losses	4,663	4,331
Net loans receivable	354,819	336,886
Investment in FHLB Stock, at cost	3,538	3,545
Bank premises and equipment, net	5,258	5,601
Bank owned life insurance	8,329	7,992
Foreclosed real estate owned	562	660
Accrued interest receivable	2,315	2,394
Other assets	940	2,763
TOTAL ASSETS	$514,867	$498,635

LIABILITIES
Deposits:
Non-interest bearing demand	$63,600	$63,474
Interest-bearing	319,263	297,083
Total deposits	382,863	360,557
Short-term borrowings	19,553	33,575
Other borrowings	43,000	43,000
Accrued interest payable	2,365	2,319
Other liabilities	3,350	3,070
TOTAL LIABILITIES	451,131	442,521

STOCKHOLDERS’ EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2,840,872	284	284
Surplus	9,782	9,953
Retained earnings	53,430	49,550
Treasury stock, at cost: 2009: 78,089 shares, 2008: 105,616 shares	(2,420)	(3,272)
Accumulated other comprehensive income (loss)	2,660	(401)
TOTAL STOCKHOLDERS’ EQUITY	63,736	56,114

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$514,867	$498,635

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
INTEREST INCOME
Loans receivable, including fees	$5,382	$5,509	$16,095	$16,560
Securities	1,297	1,549	4,010	4,575
Other	1	1	8	26
Total Interest income	6,680	7,059	20,113	21,161

INTEREST EXPENSE
Deposits	1,433	1,780	4,354	6,114
Short-term borrowings	60	200	229	565
Other borrowings	421	303	1,248	808
Total Interest expense	1,914	2,283	5,831	7,487
NET INTEREST INCOME	4,766	4,776	14,282	13,674
PROVISION FOR LOAN LOSSES	140	130	585	315
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,626	4,646	13,697	13,359

OTHER INCOME
Service charges and fees	614	656	1,854	1,964
Income from fiduciary activities	99	91	263	293
Net realized gains (losses) on sales of securities	90	(27)	423	(18)
Gains on sale of loans and servicing rights	42	90	296	486
Gain on sale of deposits	—	—	150	—
Other	173	163	481	472
Total other income	1,018	973	3,467	3,197

OTHER EXPENSES
Salaries and employee benefits	1,611	1,477	4,820	4,521
Occupancy, furniture and equipment	367	403	1,231	1,247
Data processing related	194	183	593	551
Taxes, other than income	139	130	414	387
Professional Fees	100	72	302	250
FDIC Insurance assessment	133	25	617	38
Foreclosed real estate owned	130	519	148	571
Other	500	552	1,644	1,729
Total other expenses	3,174	3,361	9,769	9,294

INCOME BEFORE TAX	2,470	2,258	7,395	7,262
INCOME TAX EXPENSE	695	666	2,134	2,170
NET INCOME	$1,775	$1,592	$5,261	$5,092

Basic earnings per share	$0.64	$0.58	$1.92	$1.86

Diluted earnings per share	$0.64	$0.58	$1.90	$1.84

NORWOOD FINANCIAL CORP.

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

For the Three Months Ended September 30	2009	2008

Net interest income	$4,766	$4,776
Net income	1,775	1,592

Net interest spread (fully taxable equivalent)	3.63%	3.67%
Net interest margin (fully taxable equivalent)	4.07%	4.21%
Return on average assets	1.40%	1.28%
Return on average equity	11.25%	11.15%
Basic earnings per share	$0.64	$0.58
Diluted earnings per share	0.64	0.58

For the Nine Months Ended September 30

Net interest income	$14,282	$13,674
Net income	5,261	5,092

Net interest spread (fully taxable equivalent)	3.64%	3.47%
Net interest margin (fully taxable equivalent)	4.08%	4.06%
Return on average assets	1.39%	1.40%
Return on average equity	11.51%	12.00%
Basic earnings per share	$1.92	$1.86
Diluted earnings per share	1.90	1.84

As of September 30

Total Assets	$514,867	$498,635
Total Loans receivable	359,482	341,217
Allowance for loan losses	4,663	4,331
Total deposits	382,863	360,557
Stockholders’ equity	63,736	56,114
Trust Assets under management	99,042	96,563

Book value per share	$23.07	$20.51
Equity to total assets	12.38%	11.25%
Allowance to total loans receivable	1.30%	1.27%
Nonperforming loans to total loans	0.88%	0.66%
Nonperforming assets to total assets	0.73%	0.59%

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	30-Sep	30-Jun	31-Mar	31-Dec	30-Sep
	2009	2009	2009	2008	2008
ASSETS
Cash and due from banks	$8,769	$7,548	$5,682	$6,463	$9,277
Interest bearing deposits with banks	280	6	9,329	17	74
Federal funds sold	3,000	-	3,000	-	450
Cash and cash equivalents	12,049	7,554	18,011	6,480	9,801

Securities available for sale	126,349	122,601	124,222	130,120	128,287
Securities held to maturity	708	708	707	707	706
Loans receivable (net of unearned Income)	359,482	360,593	351,433	349,404	341,217
Less: Allowance for loan losses	4,663	4,574	4,413	4,233	4,331
Net loans receivable	354,819	356,019	347,020	345,171	336,886
Investment in FHLB stock	3,538	3,538	3,538	3,538	3,545
Bank premises and equipment, net	5,258	5,297	5,413	5,490	5,601
Foreclosed real estate owned	562	798	768	660	660
Other assets	11,584	11,980	11,745	12,130	13,149
TOTAL ASSETS	$514,867	$508,495	$511,424	$504,296	$498,635

LIABILITIES
Deposits:
Non-interest bearing demand	$63,600	$60,444	$57,270	$56,839	$63,474
Interest- bearing deposits	319,263	313,709	313,146	302,796	297,083
Total deposits	382,863	374,153	370,416	359,635	360,557
Other borrowings	62,553	67,596	72,412	81,126	76,575
Other liabilities	5,715	5,645	8,446	4,845	5,389
TOTAL LIABILITIES	451,131	447,394	451,274	445,606	442,521

STOCKHOLDERS’ EQUITY	63,736	61,101	60,150	58,690	56,114

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$514,867	$508,495	$511,424	$504,296	$498,635

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

	30-Sep	30-Jun	31-Mar	31-Dec	30-Sep
Three months ended	2009	2009	2009	2008	2008
INTEREST INCOME
Loans receivable, including fees	$5,382	$5,426	$5,287	$5,423	$5,509
Securities	1,297	1,316	1,397	1,508	1,549
Other	1	1	6	3	1
Total Interest income	6,680	6,743	6,690	6,934	7,059

INTEREST EXPENSE
Deposits	1,433	1,420	1,501	1,659	1,780
Borrowings	481	488	508	548	503
Total Interest expense	1,914	1,908	2,009	2,207	2,283
NET INTEREST INCOME	4,766	4,835	4,681	4,727	4,776
PROVISION FOR LOAN LOSSES	140	220	225	420	130
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,626	4,615	4,456	4,307	4,646

OTHER INCOME
Service charges and fees	614	642	598	636	656
Income from fiduciary activities	99	82	82	111	91
Net realized gains (losses) on sales of securities	90	172	161	-	(27)
Gains on sale of loans and servicing rights	42	121	133	13	90
Gain on sale of deposits	-	-	150	-	-
Other	173	151	157	130	163
Total other income	1,018	1,168	1,281	890	973

OTHER EXPENSES
Salaries and employee benefits	1,611	1,595	1,614	1,525	1,477
Occupancy, furniture and equipment , net	367	379	485	378	403
Foreclosed real estate owned	130	6	12	11	519
FDIC insurance assessment	133	358	126	54	12
Other	933	982	1,038	978	950
Total other expenses	3,174	3,320	3,275	2,946	3,361

INCOME BEFORE TAX	2,470	2,463	2,462	2,251	2,258
INCOME TAX EXPENSE	695	714	725	666	666
NET INCOME	$1,775	$1,749	$1,737	$1,585	$1,592

Basic earnings per share	$0.64	$0.64	$0.63	$0.58	$0.58

Diluted earnings per share	$0.64	$0.63	$0.63	$0.58	$0.58

Book Value per share	$23.07	$22.23	$21.99	$21.45	$20.51

Return on average equity	11.25% %	11.49%	11.80%	11.05%	11.15%
Return on average assets	1.40%	1.39%	1.39%	1.26%	1.28%

Net interest spread	3.63%	3.70%	3.54%	3.61%	3.67%
Net interest margin	4.07%	4.13%	3.96%	4.09%	4.21%

Allowance for loan losses to total loans	1.30%	1.27%	1.26%	1.21%	1.27%
Net charge-offs to average loans (annualized)	0.06%	0.07%	0.05%	0.60%	0.04%
Nonperforming loans to total loans	0.88%	0.50%	0.48%	0.60%	0.66%
Nonperforming assets to total assets	0.73%	0.51%	0.48%	0.54%	0.59%